                                                                     Exhibit 4.3

     The securities represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. Such securities may not be sold or transferred in the absence of such registration unless the company receives an opinion of counsel reasonably acceptable to it stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of said Act.

     The securities represented by this certificate are subject to a certain stockholders agreement by and among the company and the stockholders thereof, which stockholders agreement imposes certain restrictions upon the transfer of such securities. the company will provide a copy of such stockholders agreement to the holder of this certificate upon request.


                             COMMON STOCK WARRANT
                                      OF
                              CAIS INTERNET, INC.

                                          Warrant Share Percentage: 2.61%/(1)/

     THIS CERTIFIES THAT, subject to the terms of this Warrant, Chancery Lane, L.P., or its permitted successors and assigns (the "Warrantholder"), is entitled
                                                    -------------
to subscribe for and purchase from CAIS Internet, Inc., a Delaware corporation (the "Company"), shares of the fully paid and nonassessable shares of the
      -------
Company's common stock, par value $.01 per share (the "Common Stock"), in such
                                                       ------------
number and at such price determined in accordance with this Warrant.

     This Warrant is issued pursuant to a Series A Preferred Stock and Warrant Purchase Agreement dated as of February 19, 1999 between the Company and the purchasers named therein (the "Purchase Agreement").
                               ------------------

     Upon delivery of this Warrant (with the Notice of Exercise in the form attached hereto as Exhibit B-A), together with payment of the Warrant Price of the shares of Common Stock thereby purchased, which payment may be made by converting this Warrant, or any portion thereof, pursuant to Section 5 below ("Warrant Conversion"), at the principal office of the Company or at such other
  ------------------
office or agency as the Company may designate by notice in writing to the holder hereof, the Warrantholder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. All shares of Common Stock which may be issued upon the exercise of this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect thereto.

     This Warrant is subject to the following terms and conditions:

____________________

/(1)/ Warrant Share Percentages of all Warrant holders are collectively to equal 3%.

     1.   Term of Warrant.  This Warrant may be exercised in whole or in part,
          ---------------
at any time on or after the earlier of (a) the closing by the Company of an initial underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company to the public (the "IPO")
                                                                        ---
and (b) the occurrence of a Corporate Transaction (as defined in the Certificate of Incorporation of the Company as in effect on the date hereof; provided, however, that this Warrant shall expire to the extent then unexercised as of 5:00 p.m., Washington, D.C. time, on the earlier of (i) February 19, 2009 or
(ii) the date five years after the Warrants are first exercisable.

     2.   Number of Warrant Shares.  The Warrantholder may exercise the purchase
          ------------------------
right represented by this Warrant with respect to a particular number of shares of Common Stock (or other securities of the Company issuable in the event of a reclassification, change, merger or consolidation as set forth in Section 4(a) hereof) (the "Shares") determined as follows (which number shall be subject to
              ------
adjustment pursuant to Section 4 hereof):

          (a)  Corporate Transaction.  If the Company closes a Corporate
               ---------------------
Transaction prior to closing an IPO, the number of Shares issuable upon exercise hereof shall be adjusted to equal the product of (i) the Warrant Share Percentage set forth on the first page of this Warrant (expressed as a decimal fraction) multiplied by (ii) the total number of Shares then issued and outstanding on a fully-diluted basis (excluding out of the money options and warrants in the event of a Corporate Transaction involving the sale of the Company or its assets as an entirety).

          (b)  Initial Public Offering.  If the Company closes an IPO prior to
               -----------------------
closing a Corporate Transaction, the number of Shares issuable upon exercise hereof shall equal the product of (i) the Warrant Share Percentage set forth on the first page of this Warrant (expressed as a decimal fraction) multiplied by
(ii) the total number of Shares then issued and outstanding on a fully-diluted basis.

     3.   Warrant Price.  The exercise price of this Warrant (the "Warrant
          -------------                                            -------
Price") shall equal (a) the price per share at which Common Stock is issued and sold by the Company in the IPO if this Warrant is exercised pursuant to clause
(a) of Section 1 above, and (b) $12.50 per share (subject to appropriate adjustments for any stock dividends, combinations, subdivisions, splits or the like) if this Warrant is exercised pursuant to clause (b) of Section 1 above.

     4.   Adjustment of Number of Shares and Warrant Price.  The number and kind
          ------------------------------------------------
of Shares purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time in accordance with the following provisions.

          (a)  Reclassification, Consolidation or Merger.  In case of any
               -----------------------------------------
reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than as a result of a subdivision, split, combination or stock dividend), or in case of any consolidation or merger of the Company with or into another corporation, the Company, or such successor corporation, as the case may be, shall execute a new Warrant, with substantially the same terms as this Warrant, and providing that the holder of this Warrant shall have the right to exercise such new Warrant and procure upon such exercise in lieu of the Common Stock theretofore issuable upon exercise of this Warrant the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by the Warrantholder if this Warrant had been fully exercised as of the date giving rise to the issuance of the new Warrant. For such purposes, if the number of Shares for which the Warrantholder may exercise this Warrant has not yet been determined pursuant to
Section 2, then the number of Shares for which this Warrant shall be deemed to have been exercisable as of such date shall be determined as if a Corporate Transaction had occurred on such date. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this subsection
(a) shall similarly apply to successive reclassifications, changes, consolidations and mergers.

          (b)  Subdivision or Combination of Shares.  If at any time while this
               ------------------------------------
Warrant remains outstanding and unexpired, and subsequent to the determination of the total number of Shares subject to issuance upon exercise of this Warrant pursuant to Section 2 hereof, the Company shall subdivide, split or combine its Common Stock (or declare a dividend payable in shares of Common Stock), the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

          (c)  Adjustment of Number of Shares.  Upon each adjustment in the
               ------------------------------
Warrant Price pursuant to this Section 4, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

     5.   Payment by Warrant Conversion.  The Warrantholder may exercise the
          -----------------------------
purchase right represented by this Warrant with respect to a particular number of Shares subject to this Warrant ("Converted Warrant Shares") and elect to pay
                                    ------------------------
for a number of such Converted Warrant Shares through Warrant Conversion by specifying such election in the Notice of Exercise attached hereto as Exhibit B-
A. In such event, the Company shall deliver to the Warrantholder (without payment by the Warrantholder of any Warrant Price or any cash or other consideration) that number of Shares equal to the quotient obtained by dividing
(x) the value of this Warrant (or the specified portion hereof) on the date of exercise, which value shall be determined by subtracting (A) the aggregate Warrant Price of the Converted Warrant Shares immediately prior to the exercise of the Warrant from (B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the date of exercise, by (y) the fair market value of one Share on the date of exercise. For purposes of this Section 5, fair market value of a Share as of a particular date shall be as determined in accordance with the procedures for valuing the Series A Preferred set forth in subsection IV.C.4(a) of the Certificate of Incorporation of the Company as in effect on the date hereof (with the Representative (as defined therein) to be selected by the Majority Warrantholders).

     6.   Notices.
          -------

          (a) Upon any adjustment of the Warrant Price and any increase or decrease in the number of Shares purchasable upon the exercise of this Warrant, then, and in each such case, the Company, within 30 days thereafter, shall give written notice thereof to the registered holder of this Warrant (the "Notice").
                                                                      ------
The Notice shall be mailed to the address of such holder as shown on the books of the Company; and shall state the Warrant Price as adjusted and the increased or decreased number of shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.

          (b) In the event that the Company shall propose at any time to effect a Corporate Transaction or an IPO, the Company shall send to the Warrantholder at least 20 days' prior written notice of the date when the same shall take place. Any such written notice shall be given by first class mail, postage prepaid, addressed to the Warrantholder at the address as shown on the books of the Company for the Warrantholder.

     7. Miscellaneous.
        -------------

          (a) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the holder or holders hereof and of the Common Stock issued or issuable upon the exercise hereof.

          (b) No Warrantholder, as such, shall be entitled to vote or receive dividends or be deemed to be a stockholder of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder of this Warrant, as such, any rights of a stockholder of the Company, or any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rights, or otherwise.

          (c) Receipt of this Warrant by the holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

          (d) The Company will not, by amendment of its certificate of incorporation or bylaws or through any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all actions as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

          (e) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or distribution, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like date and tenor.

          (f) Any provision of this Warrant may be amended, waived or modified upon the written consent of the Company and the holders of at least a majority of the aggregate outstanding and unexercised Warrants issued pursuant to the Purchase Agreement.

          (g) The Company hereby agrees that at all times there shall be reserved for issuance and/or deliver upon exercise of this Warrant, free from preemptive rights, such number of authorized but unissued shares of Common Stock as from time to time shall be required for issuance or delivery upon exercise of this Warrant. The Company further agrees that it will promptly to take all action as may from time to time be required in order to permit the holder hereof to exercise this Warrant and the Company duly and effectively to issue shares of Common Stock hereunder.

          (h) This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of laws provisions thereof.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.


Dated: February 19, 1999

                              CAIS INTERNET, INC.


                               /s/ Ulysses G. Auger, II,
                              _____________________________________________
                              Ulysses G. Auger, II, Chief Executive Officer

                              NOTICE OF EXERCISE
                              ------------------

TO:  CAIS Internet, Inc.

     1. The undesigned hereby elects to purchase _______________ shares of the Common Stock of CAIS Internet, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

     2. The undersigned hereby elects to exercise the purchase right with respect to ___________ shares of such Common Stock through Warrant Conversion, as set forth in Section 3 of the attached Warrant.

     3. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other names as is specified below:

               _______________________________________
                    (Name)

               _______________________________________


               _______________________________________
                    (Address)

     4. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed the Investment Representation Statement attached hereto as Exhibit B-B.

                              Signature of Warrantholder:

                              ___________________________________

                              By:________________________________

                              Title_______________________________

                              Date:______________________________

                              CAIS INTERNET, INC.

                               WARRANT EXERCISE

                      INVESTMENT REPRESENTATION STATEMENT


PURCHASER           :  ______________________________

COMPANY             :  CAIS Internet, Inc.

SECURITY            :  Common Stock (the "Securities")

NUMBER OF SHARES    :  ______________________________

DATE                :  ____________________, _____

     In connection with the purchase of the above-listed Securities, the undersigned Purchaser hereby represents and warrants to the Company as follows:

          (a) The undersigned is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The undersigned is purchasing these Securities for his, her or its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act").
              --------------

          (b) The undersigned understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the investment intent of the undersigned as expressed herein. In this connection, the undersigned understands that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be
                          ---
unavailable if the undersigned's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

          (c) The undersigned further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, the undersigned understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the purchaser satisfactory to the Company or unless the Company received a no-action letter from the SEC.

          (d) The undersigned further understands that at the time the undersigned wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market exists, the Company may not be satisfying the current public information requirements of Rule 144 promulgated under the Securities Act, and that, in such event, the undersigned may be precluded from selling the Securities under Rule 144.

          (e) The undersigned further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A promulgated under the Securities Act, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                              Signature of Purchaser:

                              ___________________________________

                              Print Name:_________________________

                              Title:______________________________

                              Date:_______________________________